Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report by reference in this Registration Statement on Form S-1 of our report dated May 3, 2023 (except for Note 3 for which the date is June 12, 2023 and Note 12 for which the date is September 5, 2023), of SYRA HEALTH CORP. relating to the audits of the financial statements for the periods ended December 31, 2022 and 2021 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 28, 2023